EXHIBIT 99.1

STRATA Skin Sciences Reports Fourth Quarter and
Full Year 2020 Financial Results

HORSHAM, PA, March 24, 2021 -- STRATA Skin Sciences, Inc. (NASDAQ: SSKN) (“STRATA” or the “Company”), a medical technology company dedicated to developing, commercializing, and marketing innovative products for the treatment of dermatologic conditions, today announced financial results for the quarter and full year ended December 31, 2020.

Full Year 2020 Highlights

•	Total revenue for the fourth quarter of 2020 was $6.7 million, a decrease of 24.5% over the fourth quarter of 2019
-	Global recurring revenue for the fourth quarter of 2020 was $5.1 million, a 22.7% decrease over the fourth quarter of 2019 and a 32.4% increase over the third quarter of 2020
-	Gross domestic recurring billings were $5.4 million, a 13.7% increase over the third quarter 2020 (See Reconciliation of Non-GAAP measures below)
•	Total gross margins in the fourth quarter of 2020 were 67.6%, a 1.2% decrease over the fourth quarter of 2019
•	Cash, cash equivalents and restricted cash at December 31, 2020 were $18.1 million
•	Concluded the quarter with a global recurring revenue installed base of 860 XTRAC devices, an increase of 30 over the fourth quarter of 2019
•
Results of peer-reviewed study entitled, “Therapies for Psoriasis: Clinical and Economic Comparisons,” published in the Journal of Drugs in Dermatology; XTRAC® was found to be most effective and economical treatment for plaque psoriasis compared to other therapies

•
Cigna, a global health company insuring over 20 million people in the United States, added medical coverage policy statements, effective September 2020, insuring the previously uncovered condition of vitiligo

“I am excited to join the STRATA Skin Sciences team. There is a large unmet need to treat the estimated 31 million people in the U.S. alone that are affected by psoriasis, vitiligo and atopic dermatitis. I believe that our XTRAC excimer laser is a clear solution for both patients and providers to safely and effectively treat these conditions,” said Bob Moccia, Chief Executive Officer of STRATA Skin Sciences. “While this past year has been unquestionably challenging, we plan to continue to focus on driving awareness and improved utilization with recurring revenue, which we believe will lead to durable growth over the long term.”

Fourth Quarter 2020 Financial Results
Revenues for the fourth quarter of 2020 were $6.7 million, as compared to revenues of $8.9 million for the fourth quarter of 2019. Global recurring revenues for the fourth quarter of 2020 were $5.1 million, as compared to global recurring revenues of $6.6 million for the fourth quarter of 2019. Equipment revenues were $1.6 million for the fourth quarter of 2020, as compared to $2.3 million for the fourth quarter of 2019. Revenues were negatively impacted by the COVID-19 pandemic.

Gross profit for the fourth quarter of 2020 was $4.5 million, or 67.6% of revenues, as compared to $6.1 million, or 68.8% of revenues, for the fourth quarter of 2019. Gross profit on recurring revenues for the fourth quarter of 2020 was $3.8 million, or 74.4% of revenues, as compared to $5.0 million, or 76.5% of revenues, for the fourth quarter of 2019. The decrease in gross profit is the result of lower sales due to the effects of the COVID-19 pandemic and unapplied costs partially offset by lower depreciation on laser placements.

Selling and marketing costs for the fourth quarter of 2020 were $2.6 million, as compared to $3.1 million for the fourth quarter of 2019, primarily as a result of cost management due to lower revenue, lower tradeshow costs, travel, direct to consumer advertising and compensation. General and administrative costs for the fourth quarter of 2020 were $2.0 million, as compared to $2.9 million for the fourth quarter of 2019, as a result of lower legal, consulting and accounting fees.

Other expense for the fourth quarter of 2020 was $0.02 million, compared to $0.5 million for the fourth quarter of 2019, as a result of lower interest expense and additional cost in 2019 for the extinguishment of long-term debt.

Net loss for fourth quarter 2020 was $0.4 million, or a loss of $0.01 per basic and diluted common share, as compared to the net loss for the fourth quarter of 2019 of $0.5 million, or a net loss of $0.02 per basic and diluted common share.

Full Year 2020 Financial Results
Revenues for the full year 2020 were $23.1 million, as compared to revenues of $31.6 million for the full year 2019. Global recurring revenues for the full year 2020 were $17.4 million, as compared to global recurring revenues of $23.7 million for the full year 2019. Equipment revenues were $5.7 million for the full year 2020, as compared to $7.9 million for the full year 2019.

Gross profit for the full year 2020 was $14.1 million, or 61.2% of revenues, as compared to $20.3 million, or 64.2% of revenues, for the full year 2019. Gross profit on recurring revenues for the full year 2020 was $11.6 million, or 66.5% of revenues, as compared to $16.7 million, or 70.3% of revenues, for the full year 2019. The decrease in gross profit is the result of lower sales due to the effects of the COVID-19 pandemic and unapplied costs partially offset by lower depreciation on laser placements.

Selling and marketing costs for the full year 2020 were $9.0 million, as compared to $12.0 million for the full year 2019, primarily as a result of cost management due to lower revenue, lower tradeshow costs, travel, direct to consumer advertising and compensation. General and administrative costs for the full year 2020 were $7.9 million, as compared to $10.3 million for the full year 2019, as a result of lower legal, consulting and accounting fees.

Other expense for the full year 2020 was $0.06, compared to $0.9 for the full year 2019, as a result of higher interest income, lower interest expense and additional cost in 2019 for the extinguishment of long-term debt.

Net loss for full year 2020 was $4.4 million, or a loss of $0.13 per basic and diluted common share, as compared to the net loss for the full year 2019 of $3.8 million, or a net loss of $0.11 per basic and diluted common share.

Webcast and Conference Call Information
STRATA management will host a conference call today, beginning at 4:30 p.m. Eastern. The conference call will be concurrently webcast. The link to the webcast is available on the Company website www.strataskinsciences.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial 1-877-451-6152 (US/Canada), 1-201-389-0879 (International), or 1 809 406 247 (Israel) and use the conference ID number 13717061.

Reconciliation of Non-GAAP Measures
To supplement the Company’s consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company provides certain non-GAAP measures of financial performance, including non-GAAP adjusted EBITDA and Gross Domestic Recurring Billings.

The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but is not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation of the GAAP measures of net loss to non-GAAP measures included in this press release is as follows (in thousands) (unaudited):

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Net loss	$(443)	$(515)	$(4,412)	$(3,790)

Adjustments:
Income taxes	68	(38)	275	(149)
Depreciation and amortization *	876	1,144	3,911	4,821
Interest expense, net	23	82	61	515
Non-GAAP EBITDA	524	673	(165)	1,397

Stock-based compensation expense	390		1,633	1,195
Impairment of lasers placed-in-service	24		24	30
Loss on extinguishment of debt	-	414	-	414
Non-GAAP adjusted EBITDA	$938	$1,429	$1,492	$3,036

Gross Domestic Recurring Billings
Gross domestic recurring billings represent the amount invoiced to partner clinics when treatment codes are sold to the physician. It does not include normal GAAP adjustments which are deferred revenue from prior quarters recorded as revenue in the current quarter, the deferral of revenue from the current quarter recorded as revenue in future quarters, adjustments for co-pay and other discounts. This excludes international recurring revenues.

Gross domestic recurring billings for October, November and December 2020 were $1.6 million, $1.5 million, and $2.3 million, respectively. The total gross domestic recurring billings for the fourth quarter of 2020 was $5.4 million, compared to $6.9 million for the fourth quarter of 2019.

The following is a reconciliation of non-GAAP gross domestic billings to domestic recorded revenue for the fourth quarter of 2020 (in thousands):

Gross domestic recurring billings	$5,400
Co-Pay adjustments	(70)
Other discounts	(20)
Deferred revenue from prior quarters	1,390
Deferral of revenue to future quarters	(1,800)
GAAP Recorded domestic revenue	$4,900

About STRATA Skin Sciences, Inc.
STRATA Skin Sciences is a medical technology company in dermatology and plastic surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Its products include the XTRAC® excimer laser and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions.

The Company’s proprietary XTRAC excimer laser delivers a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases which impact over 31 million patients in the United States alone. The technology is covered by multiple patents.

STRATA’s unique business model leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company’s partner dermatology clinics.

The XTRAC business has used this proven DTC model to grow its domestic dermatology partner network to over 832 clinics, with a worldwide installed base of over 2,300 devices. The Company is able to offer 90% of DTC patients an introduction to physicians prescribing a reimbursable solution, using XTRAC, within a 10-mile radius of their house. The Company is a leader in dermatology in-clinic business generation for its partners.

The Company has now introduced its Home by XTRAC™ business, leveraging in-house resources; including DTC advertising, in-house call center and its insurance reimbursement team to provide an at-home, insurance-reimbursed treatment option for patients with certain skin diseases that do not qualify for in-office treatments.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company’s plans, objectives, expectations and intentions and may contain words such as “will,” “may,” “seeks,” and “expects,” that suggest future events or trends. These statements, the Company’s ability to generate the growth in its core business, the Company’s ability to develop social media marketing campaigns, the Company’s ability to build a leading franchise in dermatology and aesthetics, and the Company’s ability to develop a home-based treatment of skin disease are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions or supply chain interruptions resulting from the coronavirus and political factors or conditions affecting the Company and the medical device industry in general, future responses to and effects of COVID-19 pandemic, as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contact
Leigh Salvo
(415) 937-5404
ir@strataskin.com

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$10,604	$8,129
Restricted cash	7,508	7,500
Accounts receivable, net	2,944	4,386
Inventories	3,444	3,027
Prepaid expenses and other current assets	331	513
Total current assets	24,831	23,555

Property and equipment, net	5,529	5,369
Operating lease right-of-use assets	988	1,314
Intangible assets, net	6,345	7,955
Goodwill	8,803	8,803
Other assets	282	347
Total assets	$46,778	$47,343

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Note payable	$7,275	$7,275
Current portion of long-term debt	1,478	-
Accounts payable	2,764	1,880
Other accrued liabilities	4,690	5,134
Deferred revenues	2,262	2,832
Current portion of operating lease liabilities	369	313
Total current liabilities	18,838	17,434

Long-term liabilities:
Long-term debt, net	1,050	-
Long-term operating lease liabilities; net	710	1,078
Deferred tax liability	254	-
Other liabilities	34	178
Total liabilities	20,886	18,690

Commitments and contingencies (see Note 11)

Stockholders' equity:
Series C Convertible Preferred Stock, $.10 par value, 10,000,000 shares authorized; 0 and 2,103 shares issued and outstanding as of December 31, 2020 and 2019, respectively	-	1
Common Stock, $.001 par value, 150,000,000 shares authorized; 33,801,045 and 32,932,273 shares issued and outstanding as of December 31, 2020 and 2019, respectively	34	33
Additional paid-in capital	244,831	243,180
Accumulated deficit	(218,973)	(214,561)
Total stockholders' equity	25,892	28,653
Total liabilities and stockholders’ equity	$46,778	$47,343

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	For the Three Months Ended December 31,
	2020	2019
Revenues, net	$6,717	$8,898
Cost of revenues	2,176	2,772
Gross profit	4,541	6,126
Operating expenses:
Engineering and product development	324	214
Selling and marketing	2,592	3,092
General and administrative	1,977	2,877
	4,893	6,183
Loss from operations	(352)	(57)
Other (expense) income, net:
Interest expense, net	(23)	(82)
Loss on extinguishment of debt	-	(414)
	(23)	(496)
Loss before income taxes	(375)	(553)
Income tax (expense) benefit	(68)	38
Net loss	$(443)	$(515)
Loss attributable to common shares	$(443)	(503)
Loss attributable to Preferred Series C shares	$-	(12)
Loss Earnings per common share:
Basic	$(0.01)	$(0.02)
Diluted	$(0.01)	$(0.02)

Loss per Preferred Series C share - basic and diluted	$-	$(5.75)

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	For the Year Ended December 31,
	2020	2019
Revenues, net	$23,090	$31,586
Cost of revenues	8,956	11,316
Gross profit	14,134	20,270
Operating expenses:
Engineering and product development	1,274	1,002
Selling and marketing	9,038	12,003
General and administrative	7,898	10,275
	18,210	23,280
Loss from operations	(4,076)	(3,010)
Other (expense) income, net:
Interest expense, net	(61)	(515)
Loss on extinguishment of debt	-	(414)
	(61)	(929)
Loss before income taxes	(4,137)	(3,939)
Income tax (expense) benefit	(275)	149
Net loss	$(4,412)	$(3,790)
Loss attributable to common shares	$(4,394)	$(3,597)
Loss attributable to Preferred Series C shares	$(18)	$(193)
Loss per common share:
Basic	$(0.13)	$(0.11)
Diluted	$(0.13)	$(0.11)
Shares used in computing loss per common share:
Basic	33,609,922	31,978,665
Diluted	33,609,922	31,978,665

Loss per Preferred Series C share - basic and diluted	$(48.59)	$(42.24)
Shares used in computing loss per basic and diluted Preferred Series C shares	368	4,577

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(In thousands, except share amounts)
(unaudited)

	Convertible Preferred Stock – Series C		Common Stock		Additional Paid-	Accumulated
	Shares	Amount	Shares	Amount	In Capital	Deficit	Total
BALANCE, JANUARY 1, 2019	9,968	$1	29,943,086	$30	$241,988	$(210,771)	$31,248
Stock-based compensation	-	-	-	-	1,195	-	1,195
Conversion of convertible preferred stock into common stock	(7,865)	-	2,923,791	3	(3)	-	-
Exercise of stock options	-	-	36,410	-	-	-	-
Issuance of restricted stock	-	-	28,986	-	-	-	-
Net loss	-	-	-	-	-	(3,790)	(3,790)
BALANCE, DECEMBER 31, 2019	2,103	$1	32,932,273	$33	$243,180	$(214,561)	$28,653
Stock-based compensation	-	-	-	-	1,633	-	1,633
Conversion of grantable preferred stock into common stock	(2,103)	(1)	782,089	1	-	-	-
Exercise of stock options	-	-	15,000	-	18	-	18
Issuance of restricted stock	-	-	71,683	-	-	-	-
Net loss	-	-	-	-	-	(4,412)	(4,412)
BALANCE, DECEMBER 31, 2020	-	$-	33,801,045	$34	$244,831	$(218,973)	$25,892

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	For the Year Ended December 31,
	2020	2019
Cash Flows From Operating Activities:
Net loss	$(4,412)	$(3,790)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,585	4,503
Amortization of right-of-use assets	326	318
Provision for doubtful accounts	90	43
Impairment of lasers placed-in-service	24	30
Stock-based compensation	1,633	1,195
Deferred taxes	254	(111)
Amortization of deferred financing costs and debt discount	-	174
Changes in operating assets and liabilities:
Accounts receivable	1,352	(1,036)
Inventories	(417)	(233)
Prepaid expenses and other assets	247	104
Accounts payable	884	116
Other accrued liabilities	(444)	634
Other liabilities	(144)	(210)
Operating lease liabilities	(312)	(241)
Deferred revenues	(570)	733
Net cash provided by operating activities	2,096	2,229

Cash Flows From Investing Activities:
Lasers placed-in-service	(2,133)	(2,676)
Purchases of property and equipment	(26)	(115)
Net cash used in investing activities	(2,159)	(2,791)

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(continued)
(In thousands)
(unaudited)

	For the Year Ended December 31,
Cash Flows From Financing Activities:	2020	2019
Proceeds from exercise of stock options	$18	$-
Repayments of long-term debt	-	(7,571)
Proceeds on notes payable	2,528	7,275
Net cash provided by (used in) financing activities	2,546	(296)

Net increase (decrease) in cash and cash equivalents and restricted cash	2,483	(858)
Cash and cash equivalents and restricted cash, beginning of period	15,629	16,487
Cash and cash equivalents and restricted cash, end of period	$18,112	$15,629
Cash and cash equivalents	$10,604	$8,129
Restricted cash	7,508	7,500
	$18,112	$15,629